Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement filed on March 2, 2020, on Form S-3 of ADDvantage Technologies Group, Inc. of our report dated December 17, 2019, relating to our audits of the consolidated financial statements, which appear in the Annual Report on Form 10-K of ADDvantage Technologies Group, Inc. for the year ended September 30, 2019.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/S/  HOGANTAYLOR LLP

Tulsa, Oklahoma
March 2, 2020